Exhibit 99.1
                 Kellogg Company News

For release:         November 3, 2015
Analyst Contact:    Simon Burton, CFA (269) 961-6636
Media Contact:        Kris Charles     (269) 961-3799

Kellogg Company Reports Third Quarter 2015 Results,
On-Track for Full-Year 2015 and 2016

•	Results for the third quarter were as expected.

•	Improving trends in the U.S. Cereal business.

•	The company is increasing guidance for 2015’s operating cash flow after capital expenditure to $1.1 billion.

•	The company continues to expect that it will meet previous currency-neutral guidance for net sales, operating profit, and earnings per share for the full-year 2015.

•	Currency-neutral comparable net sales and operating profit are expected to be in-line with long-term growth targets in 2016.

BATTLE CREEK, Mich. - Kellogg Company (NYSE: K) today announced third-quarter 2015 results that were in-line with expectations. The company expects to achieve its full-year guidance for currency-neutral comparable net sales, operating profit, and earnings per share. The company raised its guidance for 2015 operating cash flow after capital expenditure to $1.1 billion.

“The company’s results for the third quarter continued the momentum that we saw earlier in the year. Our developing and emerging-market businesses performed well, and the trends in our developed businesses continued to show improvement over last year,” said John Bryant, Kellogg Company’s chairman and chief executive officer. “Our major productivity programs continue to progress well and we remain on-track to meet our objectives for 2015 and 2016.”

Financial Summary:	Quarter ended			Year-to-date period ended
(millions, except per share data)	October 3, 2015	September 27, 2014	% Change	October 3, 2015	September 27, 2014	% Change
Reported Net Sales	$3,329	$3,639	(8.5)%	$10,383	$11,066	(6.2)%
Comparable Net Sales *	$3,316	$3,635	(8.8)%	$10,352	$11,057	(6.4)%
Currency-Neutral Comparable Net Sales *	$3,671	$3,635	1.0%	$11,085	$11,057	0.2%
Reported Operating Profit	$334	$365	(8.7)%	$1,130	$1,446	(21.9)%
Comparable Operating Profit *	$465	$531	(12.3)%	$1,499	$1,657	(9.5)%
Currency-Neutral Comparable Operating Profit *	$518	$531	(2.3)%	$1,595	$1,657	(3.7)%
Reported Net Income (Loss) Attributable to Kellogg Company	$205	$224	(8.4)%	$655	$925	(29.2)%
Comparable Net Income (Loss) Attributable to Kellogg Company *	$301	$340	(11.3)%	$978	$1,075	(9.0)%
Currency-Neutral Comparable Net Income (Loss) Attributable to Kellogg Company *	$344	$340	0.9%	$1,058	$1,075	(1.7)%
Reported Diluted Earnings Per Share	$0.58	$0.62	(6.5)%	$1.84	$2.56	(28.1)%
Comparable Diluted Earnings Per Share *	$0.85	$0.94	(9.6)%	$2.75	$2.98	(7.7)%
Currency-Neutral Comparable Diluted Earnings Per Share *	$0.96	$0.94	2.1%	$2.97	$2.98	(0.3)%
* Non-GAAP financial measures. See the tables herein for important information regarding these measures and a full reconciliation to the most comparable GAAP measure.

Third-quarter 2015 reported net sales decreased by 8.5 percent to $3.3 billion, due to the effect of currency translation. Currency-neutral comparable net sales increased by 1.0 percent in the quarter as the result of growth in Latin America, Asia, Canada, and the U.S. Specialty Channels business. Quarterly reported operating profit was $334 million, a decline of 8.7 percent. Reported results were affected by up-front costs associated with Project K and currency translation. Currency-neutral comparable operating profit declined by 2.3 percent, primarily due to the resetting of incentive compensation closer to targeted levels; the resetting of incentive compensation lowered operating profit growth by approximately 8 percentage points.

Reconciliation of Reported to Currency-Neutral Comparable Earnings Per Share
Third Quarter 2015 ($)

Reported EPS	0.58
Mark-to-Market	(0.04)
Project K	(0.18)
Integration and transaction costs	(0.02)
Acquisitions/Dispositions	0.01
53rd Week	—
Remeasurement of Venezuelan Business	(0.04)

Comparable EPS	0.85
Foreign Exchange	(0.11)

Currency-Neutral
Comparable EPS	0.96

Reported earnings for the third quarter of 2015 were $205 million, or $0.58 per share, a decrease of 6 percent from the $0.62 per share reported in the third quarter of last year. This quarter’s reported earnings per share included negative impacts from the remeasurement of the Venezuelan business of $0.04 per share, mark-to-market accounting of $0.04 per share, costs associated with the Project K efficiency and effectiveness program of $0.18 per share, and $0.02 per share of integration and transaction costs. In addition, reported results included a benefit of $0.01 per share from acquisitions. Excluding all of these items, comparable third-quarter 2015 earnings were $0.85 per share. This result included a negative impact of $0.11 per share from currency translation; currency-neutral comparable earnings per share were $0.96 per share.

North America
Kellogg North America posted reported net sales of $2.3 billion in the third quarter, a reported decrease of 2.7 percent; currency-neutral comparable net sales decreased by 1.4 percent. The U.S. Morning Foods segment posted a currency-neutral comparable net sales decline of 2.6 percent. However, Kellogg-branded cereals gained share in the 12-week, publicly-available data. Currency-neutral comparable net sales in the U.S. Snacks segment decreased by 1.5 percent, although sequential performance improved. The U.S. Specialty Channels segment posted a 6.2 percent increase in currency-

neutral comparable net sales in the quarter due to growth in both the Foodservice and Convenience channels. The North America Other segment, which is composed of the U.S. Frozen Foods, Kashi, and Canadian businesses, posted a 3.4 percent decrease in currency-neutral comparable net sales. Reported operating profit in North America decreased by 7.8 percent. Currency-neutral comparable operating profit declined by 3.0 percent; this decline was primarily due to the resetting of incentive compensation. The resetting of incentive compensation lowered North American operating profit growth by approximately 8 percentage points.

International
Reported net sales decreased by 12.8 percent in Europe in the third quarter. Currency-neutral comparable net sales decreased by 2.1 percent. In Latin America, reported net sales decreased by 37.1 percent; currency-neutral comparable net sales increased by 23.9 percent. Reported net sales in Asia Pacific decreased by 13.2 percent; currency-neutral comparable net sales increased by 2.2 percent as the result of double-digit growth in the Asian businesses.

Interest and Tax
Kellogg’s interest expense was $56 million in the third quarter. The comparable effective tax rate* in the quarter was 25.2 percent; this was due to tax-planning initiatives and several discrete items.

Cash flow
Year-to-date cash flow,* a non-GAAP measure defined as cash from operating activities less capital expenditures, was $580 million through the end of the third quarter. The company now expects that full-year cash flow will be approximately $1.1 billion; this increase in expectations is due to the better-than-expected performance of working-capital initiatives.

Kellogg Raises Guidance for Operating Cash Flow After Capital Expenditure,
Reaffirms Other Full-Year 2015 Currency-Neutral Comparable Guidance
The company reaffirmed previous guidance for currency-neutral comparable net sales, operating profit, and earnings per share in 2015; the company raised guidance for full-year cash flow. Currency-neutral comparable net sales are expected to remain approximately unchanged year-over-year. Kellogg expects full-year 2015 currency-neutral comparable operating profit to decrease at a rate between two and four percent. Full-year 2015 currency-neutral comparable earnings per share are anticipated to be in a range between two percent lower and approximately unchanged. The estimates for currency-neutral comparable operating profit and currency-neutral comparable earnings per share include a negative impact of between three and four percentage points from the rebasing of incentive compensation for 2015. Guidance for both operating profit and earnings per share excludes the impact of mark-to-market adjustments, 2014’s 53rd week, integration costs, costs related to Project K, acquisitions, dispositions, foreign-currency translation, remeasurement of the Venezuelan business, and other items that could affect comparability. Cash flow is now expected to be approximately $1.1 billion, which includes the impact of the cash required by Project K.
Kellogg Reaffirms Previous Guidance for 2016, Provides Guidance for Earnings Per Share
In addition, Kellogg Company continues to expect that, in 2016, it will achieve its long-term target for currency-neutral comparable net sales of between 1 percent and 3 percent, and its long-term target for operating profit growth of between 4 percent and 6 percent. The company still expects to meet its long-term target for currency-neutral comparable operating profit growth even if current sales-growth trends continue and 2016's currency-neutral comparable net sales growth is at the lower end of the company's long-term target range. This confidence is the result of good productivity programs, continued execution of Project K, and the anticipated implementation of zero-based budgeting. The company expects growth in currency-neutral comparable earnings per share of between 6 and 8 percent.

Conference Call / Webcast
Kellogg will host a conference call to discuss these results on Tuesday, November 3rd, 2015 at 9:30 a.m. Eastern Time. The conference call and accompanying presentation slides will be broadcast live over the Internet at http://investor.kelloggs.com. Analysts and institutional investors may participate in the Q&A session by dialing (855) 209-8258 in the U.S., and (412) 542-4104 outside of the U.S. Members of the media and the public are invited to attend in a listen-only mode. Information regarding the rebroadcast is available at http://investor.kelloggs.com.

About Kellogg Company
At Kellogg Company (NYSE: K), we are driven to enrich and delight the world through foods and brands that matter. With 2014 sales of approximately $14.6 billion, Kellogg is the world’s leading cereal company; second largest producer of cookies and crackers; a leading producer of savory snacks; and a leading North American frozen foods company. Every day, our well-loved brands nourish families so they can flourish and thrive. These brands include Kellogg’s®, Keebler®, Special K®, Pringles®, Kellogg’s Frosted Flakes®, Pop-Tarts®, Kellogg’s Corn Flakes®, Rice Krispies®, Kashi®, Cheez-It®, Eggo®, Coco Pops®, Mini-Wheats®, and many more. To learn more about our responsible business leadership, foods that delight and how we strive to make a difference in our communities around the world, visit www.kelloggcompany.com.

Use of Non-GAAP Financial Measures
Certain financial measures have been provided on a non-GAAP (Generally Accepted Accounting Principles) basis. Management believes the use of such non-GAAP measures provides increased transparency and assists investors in understanding the underlying operating performance of the company and its segments and in the analysis of ongoing operating trends. All non-GAAP financial measures have been reconciled with the most directly comparable GAAP financial measures in the attachments provided with the release.

Forward-Looking Statements Disclosure
This news release contains, or incorporates by reference, “forward-looking statements” with projections concerning, among other things, the Company’s efficiency-and-effectiveness program (Project K), the integration of acquired businesses, the Company’s strategy, zero-based budgeting, and the Company’s sales, earnings, margin, operating profit, costs and expenditures, interest expense, tax rate, capital expenditure, dividends, cash flow, debt reduction, share repurchases, costs, charges, rates of return, brand building, ROIC, working capital, growth, new products, innovation, cost reduction projects, workforce reductions, savings, and competitive pressures. Forward-looking statements include predictions of future results or activities and may contain the words “expects,” “believes,” “should,” “will,” “anticipates,” “projects,” “estimates,” “implies,” “can,” or words or phrases of similar meaning.
The Company’s actual results or activities may differ materially from these predictions. The Company’s future results could also be affected by a variety of factors, including the ability to implement Project K as planned, whether the expected amount of costs associated with Project K will differ from forecasts, whether the Company will be able to realize the anticipated benefits from Project K in the amounts and times expected, the ability to realize the anticipated benefits and synergies from business acquisitions in the amounts and at the times expected, the impact of competitive conditions; the effectiveness of pricing, advertising, and promotional programs; the success of innovation, renovation and new product introductions; the recoverability of the carrying value of goodwill and other intangibles; the success of productivity improvements and business transitions; commodity and energy prices; labor costs; disruptions or inefficiencies in supply chain; the availability of and interest rates on short-term and long-term financing; actual market performance of benefit plan trust investments; the levels of spending on systems initiatives, properties, business opportunities, integration of acquired businesses, and other general and administrative costs; changes in consumer behavior and preferences; the effect of U.S. and foreign economic conditions on items such as interest rates, statutory tax rates, currency conversion and availability; legal and regulatory factors including changes in food safety, advertising and labeling laws and regulations; the ultimate impact of product recalls; business disruption or other losses from war, terrorist acts or political unrest; and other items.
Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update them publicly.

[Kellogg Company Financial News]

Kellogg Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME
(millions, except per share data)

	Quarter ended		Year-to-date period ended
(Results are unaudited)	October 3, 2015	September 27, 2014	October 3, 2015	September 27, 2014
Net sales	$3,329	$3,639	$10,383	$11,066
Cost of goods sold	2,096	2,347	6,664	6,859
Selling, general and administrative expense	899	927	2,589	2,761
Operating profit	334	365	1,130	1,446
Interest expense	56	54	168	156
Other income (expense), net	(6)	1	(78)	14
Income before income taxes	272	312	884	1,304
Income taxes	66	86	227	373
Earnings (loss) from unconsolidated affiliates	(1)	(1)	(3)	(5)
Net income	$205	$225	$654	$926
Net income (loss) attributable to noncontrolling interests	—	1	(1)	1
Net income attributable to Kellogg Company	$205	$224	$655	$925
Per share amounts:
Basic	$0.58	$0.63	$1.85	$2.58
Diluted	$0.58	$0.62	$1.84	$2.56
Dividends per share	$0.50	$0.49	$1.48	$1.41
Average shares outstanding:
Basic	354	358	354	359
Diluted	356	360	356	361
Actual shares outstanding at period end			354	355

Kellogg Company and Subsidiaries
SELECTED OPERATING SEGMENT DATA
(millions)

	Quarter ended		Year-to-date period ended
(Results are unaudited)	October 3, 2015	September 27, 2014	October 3, 2015	September 27, 2014
Net sales
U.S. Morning Foods	$762	$782	$2,280	$2,340
U.S. Snacks	795	807	2,484	2,522
U.S. Specialty	281	270	912	918
North America Other	426	470	1,298	1,416
Europe	628	720	1,885	2,192
Latin America	202	320	825	918
Asia Pacific	235	270	699	760
Consolidated	$3,329	$3,639	$10,383	$11,066
Operating profit
U.S. Morning Foods	$110	$115	$368	$378
U.S. Snacks	62	59	302	269
U.S. Specialty	63	59	200	209
North America Other	44	69	140	226
Europe	73	59	191	174
Latin America	7	50	2	145
Asia Pacific	14	18	36	39
Total Reportable Segments	373	429	1,239	1,440
Corporate	(39)	(64)	(109)	6
Consolidated	$334	$365	$1,130	$1,446

Kellogg Company and Subsidiaries
CONSOLIDATED STATEMENT OF CASH FLOWS
(millions)

	Year-to-date period ended
(unaudited)	October 3, 2015	September 27, 2014
Operating activities
Net income	$654	$926
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	387	375
Postretirement benefit plan expense (benefit)	(68)	(73)
Deferred income taxes	(61)	2
Venezuela remeasurement expense	165	—
VIE deconsolidation	(49)	—
Other	67	—
Postretirement benefit plan contributions	(21)	(44)
Changes in operating assets and liabilities, net of acquisitions	(132)	(9)
Net cash provided by (used in) operating activities	942	1,177
Investing activities
Additions to properties	(362)	(355)
Acquisitions, net of cash acquired	(161)	—
Investments in unconsolidated affiliates	(456)	(6)
Other	43	13
Net cash provided by (used in) investing activities	(936)	(348)
Financing activities
Net issuances (reductions) of notes payable	533	339
Issuances of long-term debt	672	952
Reductions of long-term debt	(604)	(959)
Net issuances of common stock	196	164
Common stock repurchases	(381)	(690)
Cash dividends	(523)	(506)
Other	(3)	12
Net cash provided by (used in) financing activities	(110)	(688)
Effect of exchange rate changes on cash and cash equivalents	(40)	12
Increase (decrease) in cash and cash equivalents	(144)	153
Cash and cash equivalents at beginning of period	443	273
Cash and cash equivalents at end of period	299	$426
Supplemental financial data:
Net cash provided by (used in) operating activities	$942	$1,177
Additions to properties	(362)	(355)
Cash Flow (operating cash flow less property additions) (a)	$580	$822

(a)	We use this non-GAAP measure of cash flow to focus management and investors on the amount of cash available for debt reduction, dividend distributions, acquisition opportunities, and share repurchase.

Kellogg Company and Subsidiaries
CONSOLIDATED BALANCE SHEET
(millions, except per share data)

	October 3, 2015	January 3, 2015
	(unaudited)	*
Current assets
Cash and cash equivalents	$299	$443
Accounts receivable, net	1,457	1,276
Inventories:
Raw materials and supplies	320	327
Finished goods and materials in process	890	952
Deferred income taxes	193	184
Other prepaid assets	194	158
Total current assets	3,353	3,340
Property, net of accumulated depreciation of $5,535 and $5,526	3,594	3,769
Investments in unconsolidated affiliates	454	1
Goodwill	4,988	4,971
Other intangibles, net of accumulated amortization of $45 and $43	2,281	2,295
Pension	283	250
Other assets	565	527
Total assets	$15,518	$15,153
Current liabilities
Current maturities of long-term debt	$756	$607
Notes payable	1,363	828
Accounts payable	1,610	1,528
Accrued advertising and promotion	500	446
Accrued income taxes	25	39
Accrued salaries and wages	292	320
Other current liabilities	526	596
Total current liabilities	5,072	4,364
Long-term debt	5,830	5,935
Deferred income taxes	765	726
Pension liability	731	777
Nonpension postretirement benefits	56	82
Other liabilities	391	418
Commitments and contingencies
Equity
Common stock, $.25 par value	105	105
Capital in excess of par value	721	678
Retained earnings	6,815	6,689
Treasury stock, at cost	(3,656)	(3,470)
Accumulated other comprehensive income (loss)	(1,322)	(1,213)
Total Kellogg Company equity	2,663	2,789
Noncontrolling interests	10	62
Total equity	2,673	2,851
Total liabilities and equity	$15,518	$15,153
 * Condensed from audited financial statements.

Kellogg Company and Subsidiaries
Analysis of net sales and operating profit performance
Third Quarter of 2015 versus 2014
 Exhibit 1

(dollars in millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	North America	Europe	Latin America	Asia Pacific	Corporate	Consolidated
2015 net sales	$762	$795	$281	$426	$2,264	$628	$202	$235	$—	$3,329
2014 net sales	$782	$807	$270	$470	$2,329	$720	$320	$270	$—	$3,639
% change - 2015 vs. 2014:
As Reported	(2.6)%	(1.5)%	4.6%	(9.4)%	(2.7)%	(12.8)%	(37.1)%	(13.2)%	—%	(8.5)%
Project K	—%	—%	—%	0.1%	0.1%	(0.3)%	—%	—%	—%	—%
Integration and transaction costs	—%	—%	—%	—%	—%	—%	—%	(0.4)%	—%	—%
Acquisitions/divestitures	—%	—%	(1.6)%	—%	(0.2)%	2.3%	—%	—%	—%	0.3%
Comparable growth	(2.6)%	(1.5)%	6.2%	(9.5)%	(2.6)%	(14.8)%	(37.1)%	(12.8)%	—%	(8.8)%
Foreign currency impact	—%	—%	—%	(6.1)%	(1.2)%	(12.7)%	(61.0)%	(15.0)%	—%	(9.8)%
Currency-Neutral Comparable growth	(2.6)%	(1.5)%	6.2%	(3.4)%	(1.4)%	(2.1)%	23.9%	2.2%	—%	1.0%
Volume (tonnage)					(2.4)%	(1.8)%	(2.6)%	7.3%	—%	(1.6)%
Pricing/mix					1.0%	(0.3)%	26.5%	(5.1)%	—%	2.6%
(dollars in millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	North America	Europe	Latin America	Asia Pacific	Corporate	Consolidated
2015 operating profit	$110	$62	$63	$44	$279	$73	7	$14	$(39)	$334
2014 operating profit	$115	$59	$59	$69	$302	$59	$50	$18	(64)	$365
% change - 2015 vs. 2014:
As Reported	(4.8)%	4.3%	5.6%	(34.8)%	(7.8)%	22.4%	(85.0)%	(29.5)%	41.1%	(8.7)%
Mark-to-market	—%	—%	—%	—%	—%	—%	—%	—%	9,053.6%	7.4%
Project K	(12.0)%	19.3%	(0.9)%	(13.1)%	(3.3)%	18.9%	(0.3)%	15.6%	(8,936.0)%	(1.6)%
VIE deconsolidation	—%	—%	—%	—%	—%	—%	—%	—%	—%	—%
Integration and transaction costs	—%	—%	—%	—%	—%	6.4%	(1.2)%	(12.5)%	(5.9)%	—%
Acquisitions/divestitures	—%	—%	0.1%	—%	—%	2.2%	—%	—%	—%	0.3%
Venezuela remeasurement	—%	—%	—%	—%	—%	—%	(26.7)%	—%	—%	(2.5)%
Comparable growth	7.2%	(15.0)%	6.4%	(21.7)%	(4.5)%	(5.1)%	(56.8)%	(32.6)%	(70.6)%	(12.3)%
Foreign currency impact	0.3%	—%	—%	(8.1)%	(1.5)%	(8.5)%	(71.9)%	(12.6)%	2.3%	(10.0)%
Currency-Neutral Comparable growth	6.9%	(15.0)%	6.4%	(13.6)%	(3.0)%	3.4%	15.1%	(20.0)%	(72.9)%	(2.3)%

For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Analysis of net sales and operating profit performance
Year-to-date 2015 versus 2014
 Exhibit 2

(dollars in millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	North America	Europe	Latin America	Asia Pacific	Corporate	Consolidated
2015 net sales	$2,280	$2,484	$912	$1,298	$6,974	$1,885	$825	$699	$—	$10,383
2014 net sales	$2,340	$2,522	$918	$1,416	$7,196	$2,192	$918	$760	$—	$11,066
% change - 2015 vs. 2014:
As Reported	(2.6)%	(1.5)%	(0.6)%	(8.4)%	(3.1)%	(14.0)%	(10.2)%	(8.1)%	—%	(6.2)%
Project K	—%	—%	—%	(0.1)%	—%	(0.1)%	—%	—%	—%	(0.1)%
Integration and transaction costs	—%	—%	—%	—%	—%	—%	—%	(0.2)%	—%	—%
Acquisitions/divestitures	—%	—%	(1.0)%	—%	(0.2)%	1.8%	—%	—%	—%	0.3%
Differences in shipping days	—%	—%	—%	—%	—%	(0.1)%	—%	—%	—%	—%
Comparable growth	(2.6)%	(1.5)%	0.4%	(8.3)%	(2.9)%	(15.6)%	(10.2)%	(7.9)%	—%	(6.4)%
Foreign currency impact	—%	—%	—%	(4.7)%	(0.9)%	(14.4)%	(28.3)%	(12.2)%	—%	(6.6)%
Currency-Neutral Comparable growth	(2.6)%	(1.5)%	0.4%	(3.6)%	(2.0)%	(1.2)%	18.1%	4.3%	—%	0.2%
Volume (tonnage)					(1.9)%	(1.0)%	0.9%	7.2%	—%	(0.9)%
Pricing/mix					(0.1)%	(0.2)%	17.2%	(2.9)%	—%	1.1%
(dollars in millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	North America	Europe	Latin America	Asia Pacific	Corporate	Consolidated
2015 operating profit	$368	$302	$200	$140	$1,010	$191	2	$36	(109)	$1,130
2014 operating profit	$378	$269	$209	$226	$1,082	$174	$145	$39	$6	$1,446
% change - 2015 vs. 2014:
As Reported	(2.7)%	12.2%	(4.4)%	(37.8)%	(6.6)%	9.4%	(98.4)%	(8.2)%	(1,805.2)%	(21.9)%
Mark-to-market	—%	—%	—%	—%	—%	—%	—%	—%	(1,750.1)%	(6.4)%
Project K	(2.5)%	4.1%	(0.4)%	(13.9)%	(3.1)%	5.3%	(0.9)%	15.8%	92.0%	(3.3)%
VIE deconsolidation	—%	21.4%	—%	—%	5.6%	—%	—%	—%	—%	4.1%
Integration and transaction costs	—%	—%	—%	—%	—%	5.1%	(0.7)%	(11.2)%	(47.0)%	—%
Acquisitions/divestitures	—%	—%	—%	—%	—%	1.5%	—%	—%	—%	0.2%
Differences in shipping days	—%	—%	—%	—%	—%	(0.2)%	—%	—%	—%	—%
Venezuela remeasurement	—%	—%	—%	—%	—%	—%	(76.2)%	—%	(17.3)%	(7.0)%
Comparable growth	(0.2)%	(13.3)%	(4.0)%	(23.9)%	(9.1)%	(2.3)%	(20.6)%	(12.8)%	(82.8)%	(9.5)%
Foreign currency impact	0.3%	—%	—%	(5.2)%	(0.9)%	(9.5)%	(30.3)%	(14.0)%	(91.2)%	(5.8)%
Currency-Neutral Comparable growth	(0.5)%	(13.3)%	(4.0)%	(18.7)%	(8.2)%	7.2%	9.7%	1.2%	8.4%	(3.7)%

For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Restructuring and cost reduction activities
(Pre-tax millions)
 Exhibit 3

	Quarter ended October 3, 2015				Year-to-date period ended October 3, 2015
	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total
2015
U.S. Morning Foods	$—	$27	$3	$30	$—	$43	$8	$51
U.S. Snacks	—	10	5	15	—	23	11	34
U.S. Specialty	—	—	1	1	—	—	3	3
North America Other	—	10	1	11	2	35	3	40
Europe	2	7	3	12	2	43	11	56
Latin America	—	1	—	1	—	2	—	2
Asia Pacific	—	2	—	2	—	8	2	10
Corporate	—	—	13	13	—	—	47	47
Total	$2	$57	$26	$85	$4	$154	$85	$243
	Quarter ended September 27, 2014				Year-to-date period ended September 27, 2014
	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total
2014
U.S. Morning Foods	$—	$12	$3	$15	$—	$36	$5	$41
U.S. Snacks	—	30	2	32	—	39	3	42
U.S. Specialty	—	—	1	1	—	1	1	2
North America Other	—	2	—	2	—	8	3	11
Europe	—	21	2	23	—	30	33	63
Latin America	—	1	—	1	—	1	5	6
Asia Pacific	—	11	—	11	—	17	5	22
Corporate	—	(13)	20	7	—	(12)	49	37
Total	$—	$64	$28	$92	$—	$120	$104	$224
2015 Variance - better(worse) than 2014
U.S. Morning Foods	$—	$(15)	$—	$(15)	$—	$(7)	$(3)	$(10)
U.S. Snacks	—	20	(3)	17	—	16	(8)	8
U.S. Specialty	—	—	—	—	—	1	(2)	(1)
North America Other	—	(8)	(1)	(9)	(2)	(27)	—	(29)
Europe	(2)	14	(1)	11	(2)	(13)	22	7
Latin America	—	—	—	—	—	(1)	5	4
Asia Pacific	—	9	—	9	—	9	3	12
Corporate	—	(13)	7	(6)	—	(12)	2	(10)
Total	$(2)	$7	$2	$7	$(4)	$(34)	$19	$(19)

For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Integration and transaction costs
(Pre-tax millions)
 Exhibit 4

	Quarter ended October 3, 2015				Year-to-date period ended October 3, 2015
	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total
2015
Europe	$—	$—	$—	$—	$—	$5	$3	$8
Latin America	—	1	1	2	—	1	1	2
Asia Pacific	1	1	3	5	1	5	4	10
Corporate	—	—	1	1	—	—	2	2
Total	$1	$2	$5	$8	$1	$11	$10	$22
	Quarter ended September 27, 2014				Year-to-date period ended September 27, 2014
	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total
2014
Europe	$—	$5	$2	$7	$—	$14	$7	$21
Latin America	—	—	—	—	—	—	—	—
Asia Pacific	—	1	—	1	—	2	1	3
Corporate	—	—	—	—	—	—	1	1
Total	$—	$6	$2	$8	$—	$16	$9	$25
2015 Variance - better(worse) than 2014
Europe	$—	$5	$2	$7	$—	$9	$4	$13
Latin America	—	(1)	(1)	(2)	—	(1)	(1)	(2)
Asia Pacific	(1)	—	(3)	(4)	(1)	(3)	(3)	(7)
Corporate	—	—	(1)	(1)	—	—	(1)	(1)
Total	$(1)	$4	$(3)	$—	$(1)	$5	$(1)	$3

For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Venezuela remeasurement
(Pre-tax millions)
 Exhibit 5

	Quarter ended October 3, 2015				Year-to-date period ended October 3, 2015
	Cost of goods sold	Selling, general and administrative expense	Other (income) expense	Total	Cost of goods sold	Selling, general and administrative expense	Other (income) expense	Total
2015
Latin America	$10	$3	$—	$13	$109	$6	$10	$125
Corporate	—	—	—	—	1	—	39	40
Total	$10	$3	$—	$13	$110	$6	$49	$165
	Quarter ended September 27, 2014				Year-to-date period ended September 27, 2014
	Cost of goods sold	Selling, general and administrative expense	Other (income) expense	Total	Cost of goods sold	Selling, general and administrative expense	Other (income) expense	Total
2014
Latin America	$—	$—	$—	$—	$—	$—	$—	$—
Corporate	—	—	—	—	—	—	—	—
Total	$—	$—	$—	$—	$—	$—	$—	$—
2015 Variance - better(worse) than 2014
Latin America	$(10)	$(3)	$—	$(13)	$(109)	$(6)	$(10)	$(125)
Corporate	—	—	—	—	(1)	—	(39)	(40)
Total	$(10)	$(3)	$—	$(13)	$(110)	$(6)	$(49)	$(165)

For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Net Sales to Currency-Neutral Comparable Net Sales
 Exhibit 6

Quarter ended October 3, 2015
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported Net Sales	$762	$795	$281	$426	$628	$202	$235	$—	$3,329
Project K	—	—	—	—	(2)	—	—	—	(2)
Integration and transaction costs	—	—	—	—	—	—	(1)	—	(1)
Acquisitions/divestitures	—	—	—	—	16	—	—	—	16
Differences in shipping days	—	—	—	—	—	—	—	—	—
Comparable Net Sales	$762	$795	$281	$426	$614	$202	$236	$—	$3,316
Foreign currency impact	—	—	—	(29)	(91)	(195)	(40)	—	(355)
Currency-Neutral Comparable Net Sales	$762	$795	$281	$455	$705	$397	$276	$—	$3,671

Quarter ended September 27, 2014
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported Net Sales	$782	$807	$270	$470	$720	$320	$270	$—	$3,639
Project K	—	—	—	—	—	—	—	—	—
Integration and transaction costs	—	—	—	—	—	—	—	—	—
Acquisitions/divestitures	—	—	4	—	—	—	—	—	4
Differences in shipping days	—	—	—	—	—	—	—	—	—
Comparable Net Sales	$782	$807	$266	$470	$720	$320	$270	$—	$3,635
Foreign currency impact	—	—	—	—	—	—	—	—	—
Currency-Neutral Comparable Net Sales	$782	$807	$266	$470	$720	$320	$270	$—	$3,635

For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Net Sales to Currency-Neutral Comparable Net Sales

Exhibit 7

Year-to-date period ended October 3, 2015
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported Net Sales	$2,280	$2,484	$912	$1,298	$1,885	$825	$699	$—	$10,383
Project K	—	—	—	(2)	(2)	—	—	—	(4)
Integration and transaction costs	—	—	—	—	—	—	(1)	—	(1)
Acquisitions/ divestitures	—	—	—	—	39	—	—	—	39
Differences in shipping days	—	—	—	—	(3)	—	—	—	(3)
Comparable Net Sales	$2,280	$2,484	$912	$1,300	$1,851	$825	$700	$—	$10,352
Foreign currency impact	—	—	—	(66)	(314)	(260)	(93)	—	(733)
Currency-Neutral Comparable Net Sales	$2,280	$2,484	$912	$1,366	$2,165	$1,085	$793	$—	$11,085

Year-to-date period ended September 27, 2014
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported Net Sales	$2,340	$2,522	$918	$1,416	$2,192	$918	$760	$—	$11,066
Project K	—	—	—	—	—	—	—	—	—
Integration and transaction costs	—	—	—	—	—	—	—	—	—
Acquisitions/ divestitures	—	—	9	—	—	—	—	—	9
Differences in shipping days	—	—	—	—	—	—	—	—	—
Comparable Net Sales	$2,340	$2,522	$909	$1,416	$2,192	$918	$760	$—	$11,057
Foreign currency impact	—	—	—	—	—	—	—	—	—
Currency-Neutral Comparable Net Sales	$2,340	$2,522	$909	$1,416	$2,192	$918	$760	$—	$11,057

For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Currency-Neutral Comparable Operating Profit

Exhibit 8

Quarter ended October 3, 2015
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported Operating Profit	$110	$62	$63	$44	$73	$7	$14	$(39)	$334
Mark-to-market	—	—	—	—	—	—	—	(27)	(27)
Project K	(30)	(15)	(1)	(11)	(12)	(1)	(2)	(13)	(85)
VIE deconsolidation	—	—	—	—	—	—	—	—	—
Integration and transaction costs	—	—	—	—	—	(2)	(5)	(1)	(8)
Acquisitions/divestitures	—	—	—	—	2	—	—	—	2
Venezuela remeasurement	—	—	—	—	—	(13)	—	—	(13)
Comparable Operating Profit	$140	$77	$64	$55	$83	$23	$21	$2	$465
Foreign currency impact	1	—	—	(7)	(8)	(35)	(4)	—	(53)
Currency-Neutral Comparable Operating Profit	$139	$77	$64	$62	$91	$58	$25	$2	$518

Quarter ended September 27, 2014
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported Operating Profit	$115	$59	$59	$69	$59	$50	$18	$(64)	$365
Mark-to-market	—	—	—	—	—	—	—	(66)	(66)
Project K	(15)	(32)	(1)	(2)	(23)	(1)	(11)	(7)	(92)
VIE deconsolidation	—	—	—	—	—	—	—	—	—
Integration and transaction costs	—	—	—	—	(7)	—	(1)	—	(8)
Acquisitions/divestitures	—	—	—	—	—	—	—	—	—
Venezuela remeasurement	—	—	—	—	—	—	—	—	—
Comparable Operating Profit	$130	$91	$60	$71	$89	$51	$30	$9	$531
Foreign currency impact	—	—	—	—	—	—	—	—	—
Currency-Neutral Comparable Operating Profit	$130	$91	$60	$71	$89	$51	$30	$9	$531

For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Currency-Neutral Comparable Operating Profit

Exhibit 9

Year-to-date period ended October 3, 2015
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported Operating Profit	$368	$302	$200	$140	$191	$2	$36	$(109)	$1,130
Mark-to-market	—	—	—	—	—	—	—	(59)	(59)
Project K	(51)	(34)	(3)	(40)	(56)	(2)	(10)	(47)	(243)
VIE deconsolidation	—	67	—	—	—	—	—	—	67
Integration and transaction costs	—	—	—	—	(8)	(2)	(10)	(2)	(22)
Acquisitions/divestitures	—	—	—	—	4	—	—	—	4
Venezuela remeasurement	—	—	—	—	—	(115)	—	(1)	(116)
Comparable Operating Profit	$419	$269	$203	$180	$251	$121	$56	$—	$1,499
Foreign currency impact	2	—	—	(13)	(25)	(45)	(9)	(6)	(96)
Currency-Neutral Comparable Operating Profit	$417	$269	$203	$193	$276	$166	$65	$6	$1,595

Year-to-date period ended September 27, 2014
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported Operating Profit	$378	$269	$209	$226	$174	$145	$39	$6	$1,446
Mark-to-market	—	—	—	—	—	—	—	38	38
Project K	(41)	(42)	(2)	(11)	(63)	(6)	(22)	(37)	(224)
VIE deconsolidation	—	—	—	—	—	—	—	—	—
Integration and transaction costs	—	—	—	—	(21)	—	(3)	(1)	(25)
Acquisitions/divestitures	—	—	—	—	—	—	—	—	—
Venezuela remeasurement	—	—	—	—	—	—	—	—	—
Comparable Operating Profit	$419	$311	$211	$237	$258	$151	$64	$6	$1,657
Foreign currency impact	—	—	—	—	—	—	—	—	—
Currency-Neutral Comparable Operating Profit	$419	$311	$211	$237	$258	$151	$64	$6	$1,657

For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Net Income Attributable to Kellogg to
Currency-Neutral Comparable Net Income Attributable to Kellogg
 Exhibit 10

	Quarter ended		Year-to-date period ended
(millions)	October 3, 2015	September 27, 2014	October 3, 2015	September 27, 2014
Reported Net Income Attributable to Kellogg	$205	$224	$655	$925
Mark-to-market	(17)	(42)	(41)	30
Project K	(63)	(68)	(174)	(162)
VIE deconsolidation	—	—	50	—
Integration and transaction costs	(6)	(6)	(17)	(18)
Acquisitions/divestitures	3	—	4	—
Venezuela remeasurement	(13)	—	(145)	—
Comparable Net Income Attributable to Kellogg	$301	$340	978	1,075
Foreign currency impact	(43)	—	(80)	—
Currency-Neutral Comparable Net Income Attributable to Kellogg	$344	340	$1,058	$1,075

For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported EPS to Currency-Neutral
Comparable EPS
 Exhibit 11

	Quarter ended		Year-to-date period ended
	October 3, 2015	September 27, 2014	October 3, 2015	September 27, 2014
Reported EPS	$0.58	$0.62	$1.84	$2.56
Mark-to-market	(0.04)	(0.11)	(0.11)	0.08
Project K	(0.18)	(0.19)	(0.49)	(0.45)
VIE deconsolidation	—	—	0.14	—
Integration and transaction costs	(0.02)	(0.02)	(0.05)	(0.05)
Acquisitions/divestitures	0.01	—	0.01	—
Venezuela remeasurement	(0.04)	—	(0.41)	—
Comparable EPS	$0.85	$0.94	$2.75	$2.98
Foreign currency impact	(0.11)	—	(0.22)	—
Currency-Neutral Comparable EPS	$0.96	$0.94	$2.97	$2.98

For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Effective Tax Rate
to Currency-Neutral Comparable Effective Tax Rate
 Exhibit 12

	Quarter ended		Year-to-date period ended
	October 3, 2015	September 27, 2014	October 3, 2015	September 27, 2014
Reported Effective Tax Rate	24.2%	27.7%	25.7%	28.6%
Mark-to-market	(1.1)%	(1.3)%	(0.3)%	(0.3)%
Project K	(0.2)%	0.5%	(0.5)%	0.2%
VIE deconsolidation	—%	—%	(1.2)%	—%
Integration and transaction costs	0.1%	—%	0.1%	—%
Acquisitions/divestitures	(0.6)%	—%	(0.2)%	—%
Venezuela remeasurement	0.8%	—%	2.0%	—%
Comparable Effective Tax Rate	25.2%	28.5%	25.8%	28.7%
Foreign currency impact	0.6%	—%	0.7%	—%
Currency-Neutral Comparable Effective Tax Rate	24.6%	28.5%	25.1%	28.7%

For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Significant items impacting comparability

Project K

During 2013, we announced Project K, a four-year efficiency and effectiveness program. The program is expected to generate a significant amount of savings that will be invested in key strategic areas of focus for the business. We expect that this investment will drive future growth in revenues, gross margin, operating profit, and cash flow. We recorded pre-tax charges related to this program of $85 million and $243 million for the quarter and year-to-date periods ended October 3, 2015, respectively. We also recorded charges of $92 million and $224 million for the quarter and year-to-date periods ended September 27, 2014, respectively.

Acquisitions and dispositions

In September 2015, we announced a joint venture with Tolaram Africa to develop snacks and breakfast foods for the West African market. In addition, Kellogg acquired 50 percent of Multipro, a premier sales and distribution company in Nigeria and Ghana as well as the right to acquire a stake in Tolaram Africa Foods (which owns 49 percent of Dufil Prima) in the future. Dufil Prima manufactures and markets several leading food brands, including Indomie noodles, which are often consumed at breakfast, as well as Minimie snacks, Power oil and Power pasta.

In September 2015, we completed the acquisition of Mass Foods, Egypt's leading cereal company for $46 million, or $44 million net of cash and cash equivalents acquired. The impact of the acquisition was not material to net sales or operating profit reported in the European reportable segment for the quarter and year-to-date periods ended October 3, 2015.

In January 2015, we completed the acquisition of a majority interest in Bisco Misr, the number one packaged biscuits company in Egypt for $125 million, or $117 million net of cash and cash equivalents acquired. The acquisition added $16 million and $39 million in incremental net sales to our reported results in the European reportable segment for the quarter and year-to-date periods ended October 3, 2015, respectively. The acquisition added $2 million and $4 million of incremental operating profit to our reported results for the quarter and year-to-date periods ended October 3, 2015, respectively.

During the quarter ended September 27, 2014, we entered into an agreement to sell our vegan and vegetarian canned-meat substitute business unit under the Loma Linda brand to Atlantic Natural Foods (ANF), LLC of Nashville, N.C. The disposition negatively impacted reported net sales in the U.S. Specialty reportable segment by approximately $4 million and $9 million for the quarter and year-to-date periods ended October 3, 2015, respectively.

Integration and transaction costs

We have incurred integration costs related to the integration of the 2015 acquisition of Bisco Misr and the 2012 acquisition of Pringles as we move these businesses into the Kellogg business model. In addition, we have incurred transaction costs for the September 2015 acquisition of Mass Foods and the September 2015 entry into a joint venture with Tolaram Africa. We recorded pre-tax integration and transaction costs of $8 million and $22 million for the quarter and year-to-date periods ended October 3, 2015, respectively. We recorded pre-tax integration charges of $8 million and $25 million for the quarter and year-to-date periods ended September 27, 2014, respectively.

Mark-to-market accounting for pension plans, commodities and certain foreign currency contracts

We recognize mark-to-market adjustments for pension plans, commodity contracts, and certain foreign currency contracts as incurred. Actuarial gains/losses for pension plans are recognized in the year they occur. Changes between contract and market prices for commodities contracts and certain foreign currency contracts result in gains/losses that are recognized in the quarter they occur. We recorded pre-tax mark-to-market charges of $27 million and $59 million for the quarter and year-to-date periods ended October 3, 2015, respectively. We recorded a pre-tax mark-to-market charge of $66 million and a pre-tax mark-to-market benefit of $38 million for the quarter and year-to-date periods ended September 27, 2014, respectively.

VIE deconsolidation

During the quarter ended July 4, 2015, a series of previously executed agreements between Kellogg's and a third party variable interest entity (VIE) were terminated resulting in our determination that we are no longer the primary beneficiary of the VIE.  Accordingly, we deconsolidated the financial statements of the VIE as of the end of the quarter.  As a result of the agreement terminations and related settlements, we recognized a loss of $19 million in Other income (expense), net for the year-to-date period ended October 3, 2015.
In connection with the deconsolidation that occurred during the quarter ended July 4, 2015, we derecognized all assets and liabilities of the VIE, including an allocation of a portion of goodwill from the U.S. Snacks operating segment, resulting in a $67 million non-cash gain, which was recorded within operating profit.

Venezuela remeasurement and long-lived asset impairment

While we continue to qualify for participation in CENCOEX at the official rate, there has been a continued reduction in the level of U.S. dollars available to exchange, in part due to recent declines in the price of oil and the overall decline of the macroeconomic environment within the country. We have experienced an increase in the amount of time it takes to exchange bolivars for U.S. dollars through the CENCOEX exchange during the year. Given this economic backdrop, and upon review of U.S. dollar cash needs in our Venezuela operations as of the quarter ended July 4, 2015, we concluded that we were no longer able to obtain sufficient U.S. dollars on a timely basis through the CENCOEX exchange to support our Venezuela operations resulting in a decision to remeasure our Venezuela subsidiary's financial statements using the SIMADI rate. We have evaluated all of the facts and circumstances surrounding our Venezuelan business and determined that as of October 3, 2015 the SIMADI rate continues to be the appropriate rate to use for remeasuring our Venezuelan subsidiary’s financial statements.

In connection with the change from the CENCOEX rate to the SIMADI rate that occurred in the quarter ended July 4, 2015, we evaluated the carrying value of our non-monetary assets for impairment and lower of cost or market adjustments. As a result of moving from the CENCOEX official rate to the SIMADI rate, we recorded pre-tax charges totaling $152 million in the quarter ended July 4, 2015, including $112 million in the Latin America operating segment and $40 million in the Corporate operating segment. Of the total charges, $100 million was recorded in COGS, $3 million was recorded in SGA, and $49 million was recorded in Other income (expense), net. These charges consist of $47 million related to the remeasurement of net monetary assets denominated in Venezuelan bolivar at the SIMADI exchange rate (recorded in Other income (expense), net), $56 million related to reducing inventory to the lower of cost or market (recorded in COGS) and $49 million related to the impairment of long-lived assets in Venezuela (recorded primarily in COGS).

As expected, during the quarter ended October 3, 2015, our Venezuelan subsidiary utilized assets that continued to be remeasured at historical exchange rates. This resulted in an additional unfavorable impact of $13 million in the Latin America operating segment, including an impact to COGS of $10 million and SGA of $3 million.

As of October 3, 2015, certain non-monetary assets related to our Venezuelan subsidiary continue to be remeasured at historical exchange rates.  As these assets are utilized by our Venezuelan subsidiary during the remainder of 2015 they will be recognized in the income statement at historical exchange rates resulting in an unfavorable impact of approximately $8 million during the remainder of 2015. Including this impact, the total impact of moving from the CENCOEX official rate to the SIMADI rate is anticipated to be $173 million on a pre-tax basis, or approximately $.43 on a fully-diluted EPS basis for 2015.

Foreign currency translation

We evaluate the operating results of our business on a currency-neutral basis. We determine currency-neutral operating results by dividing or multiplying, as appropriate, the current-period local currency operating results by the currency exchange rates used to translate our financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.